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                                                                    Exhibit 99.1

ICU MEDICAL, INC.

            ICU MEDICAL, INC. REPORTS FIRST QUARTER EARNINGS RESULTS

               o COMPANY RAISES 2006 REVENUE AND EARNINGS TARGETS

SAN CLEMENTE, Calif., April 18, 2006 - ICU Medical, Inc., (Nasdaq: ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced results for the first quarter ended March 31, 2006.

First quarter revenue was $48.8 million, as compared to $27.1 million in the same period last year. Net income totaled $6.4 million, or $0.41 per diluted share, as compared to $4.4 million, or $0.30 per diluted share, in the first quarter of 2005.

"We are encouraged by our better than expected revenue and earnings results in the first quarter," said Frank O'Brien, ICU Medical's Chief Financial Officer. "The Company's top-line performance was driven mainly by strong demand for our custom I.V. Systems and by our critical care product lines. Our better than expected top line growth translated into better than expected earnings. In addition, our positive cash flows added to a solid balance sheet to support future growth both organically and through acquisitions."

As of March 31, 2006, ICU Medical had $95.9 million in cash and investments and $132.8 million in working capital. Additionally, the Company generated $8.7 million of cash from operating activities during the first quarter.

Mr. O'Brien concluded, "Based on our top-line outlook for the remainder of 2006, we are raising our revenue and earnings projections. We now expect to achieve sales between $188 million and $190 million. In addition we are raising our diluted earnings per share estimate by $0.10 to a range of $1.56 to $1.59."

The Company will be conducting a conference call concerning its first quarter ended March 31, 2006 results at 1:30 p.m. PST (4:30 p.m. EST) on Tuesday, April 18, 2006 which can be accessed at 800-901-5247, passcode 53017454 or by replay at 888-286-8010, passcode 54460990. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of this announcement.

THE FOREGOING STATEMENT CONCERNING MANAGEMENT'S EXPECTATION WITH RESPECT TO FUTURE RESULTS IS A FORWARD LOOKING STATEMENT BASED UPON THE BEST INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND ASSUMPTIONS MANAGEMENT BELIEVES ARE REASONABLE, BUT MANAGEMENT DOES NOT INTEND THE STATEMENT TO BE A REPRESENTATION AS TO FUTURE RESULTS. FUTURE RESULTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THE MOST RECENT 10-K. ACTUAL RESULTS IN THE FUTURE MAY DIFFER MATERIALLY FROM MANAGEMENT'S CURRENT EXPECTATIONS.

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                                                                    Exhibit 99.1


Contact:      Francis J. O'Brien
              Chief Financial Officer
              ICU Medical, Inc.
              (949) 366-2183

              John F. Mills
              Managing Director
              Integrated Corporate Relations
              (310) 395-2215

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
                                      ICU MEDICAL, INC.
                  Summary Consolidated Balance Sheet Data (all dollar amounts
                               in thousands, except share data)


                                     ASSETS

                                                                   3/31/06         12/31/05
                                                                ------------     ------------
                                                                 (UNAUDITED)
CURRENT ASSETS:
     Cash and liquid investments                                $     95,855     $     86,742
     Accounts receivable, net                                         26,594           23,644
     Inventories                                                      16,664           15,435
     Prepaid and deferred income taxes                                 4,277            7,241
     Other current assets                                              3,823            4,700
                                                                ------------     ------------
                Total current assets                                 147,213          137,762
                                                                ------------     ------------

PROPERTY AND EQUIPMENT, NET                                           53,666           52,194
OTHER ASSETS                                                          14,114           14,581
                                                                ------------     ------------
                                                                $    214,993     $    204,537
                                                                ============     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                                             $     14,394     $     13,887
DEFERRED INCOME TAXES                                                    352              529
MINORITY INTEREST                                                        780              923

STOCKHOLDERS' EQUITY
     14,282,815 common shares outstanding at March 31, 2006          199,467          189,198
                                                                ------------     ------------
                                                                $    214,993     $    204,537
                                                                ============     ============

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                                ICU MEDICAL, INC.
                   Condensed Consolidated Statements of Income
       (all dollar amounts in thousands, except share and per share data)
                                   (unaudited)


                                                   Three Months Ended March 31,
                                                 ------------------------------
                                                     2006              2005
                                                 ------------      ------------

REVENUES:
     Net sales                                   $     47,457      $     25,663
     Other                                              1,324             1,422
                                                 ------------      ------------
TOTAL REVENUE                                          48,781            27,085

COST OF GOODS SOLD                                     27,431            11,860
                                                 ------------      ------------
        Gross profit                                   21,350            15,225
                                                 ------------      ------------

OPERATING EXPENSES:
     Selling, general and administrative               10,591             8,023
     Research and development                           1,569               674
                                                 ------------      ------------
        Total operating expenses                       12,160             8,697
                                                 ------------      ------------

        Income from operations                          9,190             6,528

OTHER INCOME                                              761               588
                                                 ------------      ------------

        Income before income taxes                      9,951             7,116

PROVISION FOR INCOME TAXES                              3,728             2,771
MINORITY INTEREST                                        (143)              (72)
                                                 ------------      ------------

NET INCOME                                       $      6,366      $      4,417
                                                 ============      ============

NET INCOME PER SHARE
        Diluted                                  $       0.41      $       0.30

WEIGHTED AVERAGE NUMBER OF SHARES
        Diluted                                    15,403,069        14,762,038

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
                                         ICU MEDICAL, INC.
                           Summary Consolidated Statements of Cash Flows
                                 (all dollar amounts in thousands)
                                            (unaudited)


                                                                         THREE MONTHS ENDED
                                                                    ----------------------------
                                                                      3/31/06          3/31/05
                                                                    -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                          $     6,366      $     4,417
Adjustments to reconcile net income to net cash
     Provided by operating activities --
        Depreciation and amortization                                     2,531            1,531
        Net change in current assets and liabilities, and other            (235)             833
                                                                    -----------      -----------
                                                                          8,662            6,781

     Tax benefits from exercise of stock options in 2005                     --            1,077

                                                                    -----------      -----------
     Net cash provided by operating activities                            8,662            7,858
                                                                    -----------      -----------


PURCHASES OF PROPERTY AND EQUIPMENT                                      (3,577)          (1,233)
NET INCREASE IN LIQUID INVESTMENTS                                       (6,796)          (7,900)
EMPLOYEE EQUITY PLANS                                                     3,710            1,863
OTHER                                                                       318              248

NET INCREASE IN CASH
                                                                    -----------      -----------
        AND CASH EQUIVALENTS                                        $     2,317      $       836
                                                                    ===========      ===========